EXHIBIT 23.1


To Universal Display Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 6, 1997 included in Universal Display Corporation's Form 10-KSB for the year ended December 31, 1996, and to all references to our firm included in this Form S-3 Registration Statement.


                                                      /s/ Arthur Andersen LLP
                                                      --------------------------
                                                          Arthur Andersen LLP

Philadelphia, Pa.
May 28, 1997